Exhibit 21

                          WHOLLY-OWNED SUBSIDIARIES OF
                           GEOTEK COMMUNICATIONS, INC.


  Geotek Communications, Inc.                  PowerSpectrum, Inc.
  ---------------------------                  -------------------
Cumulous Holding Corp., Inc.
(Holds all interest in Cumulous            PowerSpectrum of D.C., Inc.
Communications)                            PowerSpectrum of Seattle, Inc.
Geotek Acquisition Corp. (Shell Company)   PowerSpectrum of Miami, Inc.
Geotek Beteiligungs GmbH i.G. (a           PowerSpectrum of Indianapolis, Inc.
wholly owned subsidiary of Geotek          PowerSpectrum of Atlanta, Inc.
Communications GmbH)                       PowerSpectrum of Jacksonville, Inc.
Geotek Communications GmbH i.G.            PowerSpectrum of Kansas City, Inc.
(Geotek Beteiligungs & Geotek Comm.        PowerSpectrum of Philadelphia, Inc.
are holding companies for interest in      PowerSpectrum of New Orleans, Inc.
Preussag and DBF Bundelfunk)               PowerSpectrum of Phoenix, Inc.
Metro Net Systems, Inc. (Operations of     PowerSpectrum of Minneapolis, Inc.
SMR Systems in NY Metro area)              PowerSpectrum of Denver, Inc.
National Band Three Limited (UK SMR        PowerSpectrum of Memphis, Inc.
Provider)                                  PowerSpectrum of Tampa, Inc.
PowerSpectrum Inc. (Holds all interest     PowerSpectrum of Rochester, Inc.
in the license holding subsidiaries)       PowerSpectrum of Buffalo, Inc.
USI Venture Corp. (Shell Company)          PowerSpectrum of Nashville, Inc.
Geotek Asia, Inc.                          PowerSpectrum of Orlando, Inc.
ANSA Communications                        PowerSpectrum of Boston, Inc.
Bogen Communications International Inc.    PowerSpectrum of Hartford, Inc.
Bogen Corporation                          PowerSpectrum of Salt Lake City, Inc.
Bogen Communications, Inc.                 PowerSpectrum of Dallas, Inc.
CLW Communications, Inc.                   PowerSpectrum of New York City, Inc.
DBF Bundelfunk GmbH                        PowerSpectrum of Chicago, Inc.
GMSI, Inc.                                 PowerSpectrum of Cincinnati, Inc.
Geotest, Inc.                              PowerSpectrum Microwave
MIS Holdings Ltd.
Mobile Information Systems Ltd.            (All PowerSpectrum of (city) hold FCC
Mobile Message Service of Texas, Inc.      Licenses)
Oak Hill Communications, Inc.
PowerSpectrum Technology Ltd.
Protocall Ventures

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Satelco AG
Speech Design
Geotek License Holdings, Inc.
Geotek Financing Corporation
Geotek of America, Inc.
Geotek USA, Inc.
Gelico, Inc.
Gelico of Chicago, Inc.
Geotek of Atlanta, Inc.
Geotek of Boston, Inc.
Geotek of Chicago, Inc.
Geotek of D.C., Inc.
Geotek of Dallas, Inc.
Geotek of Houston, Inc.
Geotek of Miami, Inc.
Geotek of New York, Inc.
Geotek of Orlando, Inc.
Geotek of Philadelphia, Inc.
Geotek of Tampa, Inc.